HerdWhistle™

Creative Content


DRIVEN BY DATA
INVEST IN THE NEXT FRONTIER
HerdWhistle™

Driven by Data Aerial


FORGET STOCKS
INVEST IN LIVESTOCK
BRINGING BIG DATA TO RANCHING
HerdWhistle™

Invest in Livestock Cows


DRIVEN BY DATA
INVEST IN THE NEXT FRONTIER
HerdWhistle™

Driven by Data Cowboy


INVEST AHEAD OF THE HERD
BRINGING BIG DATA TO THE RANCH
HerdWhistle™

Ahead of the herd Brown Cow


FORGET CRYPTO, FARMING IS THE RED-HOT SECTOR IN 2021
HerdWhistle™

Forget Crypto Cow Crowd


FORGET CRYPTO, FARMING IS THE RED-HOT SECTOR IN 2021
HerdWhistle™

Forget Crypto Graze


AGTECH IS THE NEXT GROWTH SECTOR
INVEST EARLY
HerdWhistle™

Invest Early Morning


HerdWhistle™
INVEST IN AGTECH
THE NEXT FRONTIER

Invest in AgTech Farmer Man


HerdWhistle™
INVEST IN AGTECH
The Next Frontier

Invest in AgTech Woman


FORGET CRYPTO, FARMING IS THE RED-HOT SECTOR IN 2021
-The Motley Fool

HerdWhistle Mock Up V1


AGTECH IS THE NEXT GROWTH SECTOR
INVEST EARLY

HerdWhistle Video Ad V2